EXHIBIT 23.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

9601 AMBERGLEN BLVD., SUITE 117	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of the oil and gas reserve information in the Enduro Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2011, based on the reserve report dated February 23, 2012. We also consent to the inclusion of our report dated February 23, 2012 as an exhibit to the Form 10-K.

Robert D. Ravnaas, P.E.
President
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

Fort Worth, Texas

March 30, 2012